Exhibit 21.1

SUBSIDIARIES OF CSQUARE, INC.

Name	Jurisdiction of Incorporation
Evoque Consolidated Holdings LLC	Delaware
Phoenix Data Center Holdings LLC	Delaware
Infra Colodata Holdings LLC	Delaware
Dawn Acquisitions LLC	Delaware
Dawn US Holdings LLC	Delaware
Evoque Business Development Holdings LLC	Delaware
Evoque BD Investments LLC	Delaware
Gallatin Holdco LLC	Delaware
Gallatin Data Centers LLC	Delaware
Phoenix Data Center Intermediate LLC	Delaware
Phoenix Data Center Acquisitions LLC	Delaware
Phoenix Data Center Leasehold LLC	Delaware
1500 Space Park Drive LLC	Delaware
350 East Cermak Road A LLC	Delaware
Phoenix Data Center Parent LLC	Delaware
DCCO Tukwila Domestic REIT LLC	Delaware
2055 East Technology Circle LLC	Delaware
1400 Kifer Road LLC	Delaware
Phoenix Infrastructure LLC	Delaware
Phoenix Federal Group LLC	Delaware
Phoenix Canada Data Centers Holdco Corporation	British Columbia
Phoenix UK Super Holdings Limited	Jersey
Cyxtera Technology UK Limited	Jersey
Centersquare Guarantor LLC	Delaware
Centersquare Issuer LLC	Delaware
Centersquare Co-Guarantor LLC	Delaware
Centersquare Co-Issuer LLC	Delaware
Centersquare Non-RE Asset Entity LLC	Delaware
Eddy Lane Owners Association Inc.	Tennessee
Csquare BNA I LLC	Delaware
Csquare Guarantor II LLC	Delaware
Csquare Issuer II LLC	Delaware
Centersquare MSA Holdings LLC	Delaware
900 Guardians Way LLC	Delaware
11830 Webb Chapel Road LLC	Delaware
115 2nd Avenue LLC	Delaware
17836 Gillette Avenue LLC	Delaware
22995 Wilder Court LLC	Delaware
3 Corporate Place LLC	Delaware
375 Riverside Parkway A LLC	Delaware
4650 Old Ironsides Drive LLC	Delaware
8180 Green Meadows Drive LLC	Delaware
486 Arsenal Way LLC	Delaware

Name	Jurisdiction of Incorporation
21571 Beaumeade Circle LLC	Delaware
2681 Kelvin Avenue LLC	Delaware
12301 Tukwila International Boulevard LLC	Delaware
1919 Park Avenue LLC	Delaware
2401 Walsh Avenue LLC	Delaware
300 JFK Boulevard East LLC	Delaware
4450 Dean Lakes Boulevard LLC	Delaware
4700 Old Ironsides Drive LLC	Delaware
8534 Concord Center Drive LLC	Delaware
4513 Western Avenue LLC	Delaware
15 Enterprise Avenue N LLC	Delaware
1301 W University Drive LLC	Delaware
14901 FAA Boulevard LLC	Delaware
21110 Ridgetop Circle LLC	Delaware
2403 Walsh Avenue LLC	Delaware
3355 South 120th Place LLC	Delaware
45845 Nokes Boulevard LLC	Delaware
580 Winter Street LLC	Delaware
9110-9180 Commerce Center Circle LLC	Delaware
17300 Highway 99 LLC	Delaware
375 Riverside Parkway B LLC	Delaware
6101 South 180th Street LLC	Delaware
1550 Space Park Drive LLC	Delaware
22810-22860 International Drive LLC	Delaware
2425 Busse Road LLC	Delaware
350 East Cermak Road B LLC	Delaware
45901 Nokes Boulevard LLC	Delaware
615 North 48th Street LLC	Delaware
9310 Florida Palm Drive LLC	Delaware
12151 East State Farm Boulevard LLC	Delaware
816-820 Allen Commerce Parkway A LLC	Delaware
309-311 Eddy Lane A LLC	Delaware
99 TW Alexander Drive LLC	Delaware
816-820 Allen Commerce Parkway B LLC	Delaware
309-311 Eddy Lane B LLC	Delaware
Phoenix Canada Data Centers Holdco GP ULC	British Columbia
4175 14th Avenue LP	Ontario
6800 Millcreek Drive LP	Ontario
Csquare Canada Parent II ULC	Alberta
Csquare Canada Guarantor II Inc.	Ontario
Csquare Canada Guarantor II LP	Ontario
Csquare Canada Issuer II Inc	Ontario
2711 Avenue Dollard & 8501-8805 Elmslie Street GP Inc.	Quebec
19701 Clark-Graham Avenue GP Inc.	Quebec
75-77 Fima Crescent GP Inc.	Quebec
Csquare Canada Issuer II LP	Ontario
2711 Avenue Dollard & 8501-8805 Elmslie Street LP	Ontario
19701 Clark-Graham Avenue LP	Ontario
75-77 Fima Crescent LP	Ontario